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                                                                    EXHIBIT 10.6

                             PRIVATEBANCORP, INC.
                             --------------------

                   AMENDED AND RESTATED STOCK INCENTIVE PLAN
                   -----------------------------------------


     1. Purpose. The purpose of the Amended and Restated PrivateBancorp, Inc. Stock Incentive Plan (the "Amended and Restated Plan") is to provide long-term incentive in the form of stock ownership to those executives and key employees of PrivateBancorp, Inc. (the "Company") or one of its subsidiaries, including The PrivateBank and Trust Company (the "Bank"), who, in the opinion of the Committee, are largely responsible for the continued growth and financial success of the Company or the Bank.

     2. Effective Date. This Amended and Restated Plan shall be effective as of June 25, 1998, amending the PrivateBancorp, Inc. Stock Incentive Plan effective as of February 27, 1992 (the "Plan"), subject to ratification by the stockholders of the Company. Awards may be granted hereunder on or after the effective date but shall in no event be exercisable or payable to Participant (as defined below) prior to such stockholder approval; and, if such approval is not obtained within 12 months after the effective date, such awards shall be of no force or effect.

     3. Administration. The Amended and Restated Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have full and final authority in its discretion to conclusively construe and interpret the provisions of the Amended and Restated Plan and to decide all questions of fact arising in its application; to determine the individuals to whom awards shall be granted under the Amended and Restated Plan; to determine the amount, size and terms of such award; to determine the time when awards will be granted; and to make all other determinations necessary or advisable for the administration of this Amended and Restated Plan.

     4. Shares Subject to Amended and Restated Plan. The aggregate number of shares of common stock, without par value, of the Company ("Stock") for which awards may be granted pursuant to this Amended and Restated Plan shall not at any time exceed 15% of the then number of shares of Stock issued and outstanding, which number shall be adjusted under the provisions of Paragraph
15. Effective June 25, 1998 and upon the approval of the stockholders of the Company, the aggregate number of shares of Stock issuable under this Amended and Restated Plan, and not withstanding any other provision hereof at any time contained herein to the contrary, shall also include an additional 8,500 shares of Stock. The additional 8,500 shares of Stock and the shares of Stock authorized but not yet granted under this Plan as of June 25, 1998 (including any shares of Stock authorized pursuant to those shares of Stock sold to Mr. Ralph B. Mandell on May 28, 1998) shall be known as "Special Shares." The Special Shares may be issued to executive officers and key employees holding office of, or employed by, the Company or one of its subsidiaries only pursuant to (a) premium-priced incentive stock options, as described more fully below;
(b) restricted stock,
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also as described below; or (c) some combination thereof. At such time that (a)
all Special Shares are granted pursuant to options and restricted stock awards under the Plan, and (b) 15% of all shares of Common Stock then issued and outstanding exceeds (i) 15% of all shares of Common Stock issued and outstanding on June 25, 1998 (including those shares purchased by Mr. Mandell as of May 28,
1998), plus (ii) 8,500 shares of Common Stock, the Committee may thereafter set all terms (including price and vesting schedule) of any option or restricted stock award subject to its discretion, as permitted under the Amended and Restricted Plan. Such number of authorized but unissued shares of Stock shall be reserved for issuance hereunder. Except as otherwise provided herein, any shares of Stock subject to an award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Amended and Restated Plan.

     5. Participants. Persons eligible to participate (the "Participants") shall be limited to those executives and key employees of the Company or one of its subsidiaries, including the Bank, who, in the opinion of the Committee, are in positions in which their decisions, actions, and counsel have significant impact upon the growth and financial success of the Company.

     6. Awards Under the Amended and Restated Plan. Awards under the Amended and Restated Plan shall be in the form of stock options ("Options"), as more fully described in Paragraph 7 and Paragraph 8, or restricted stock ("Restricted Stock"), as more fully described in Paragraph 9.

     7. Options. Each Option shall be evidenced by a Stock Option Agreement (an "Agreement") in such form as the Committee shall approve from time to time, which Agreement shall, among such other provisions approved by the Committee, incorporate therein by reference all of the terms and provisions of the Amended and Restated Plan and contain in substance the following terms and conditions:

          (a) Option Price. The Agreement shall state the purchase price per share of Stock deliverable upon the exercise of an Option, which price shall not be less than the Fair Value of the Stock on the day the Option is granted. "Fair Value" for purposes of this Amended and Restated Plan shall mean the value of such Stock as determined by the Committee, based upon (i) an appraisal or similar advice of a financial advisor of recognized industry standing, (ii) if the Stock is listed on a national stock exchange or traded on the Nasdaq National Market, the price of the Stock as quoted by The Wall Street Journal for a given date, or (iii) a decision of the full Board of Directors of the Company based upon evidence deemed reasonably conclusive by the Board. Effective June 25, 1998, with respect to Special Shares, the Committee shall offer only premium-priced incentive stock options to its executive officers and key employees holding an office of, or employed by, the Company as of June 25, 1998. The "premium-priced incentive stock options" shall be incentive stock options with an exercise price of 125% of the Fair Value of the Stock on the day the Option is granted.

          (b) Exercise of Option. The Agreement shall state the period or periods of time, as may be determined by the Committee, within which the Option may be exercised by the Participant, in whole or in part, provided that the Option may not be exercised later than ten years after the date
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of the grant of the Option. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms under such circumstances and upon such terms and conditions as it deems appropriate. Effective June 25, 1998, with respect to Special Shares, the Committee shall offer only premium-priced incentive stock options which have a five-year "cliff" vesting period with a performance acceleration provision to its executive officers and key employees holding an office of, or employed by, the Company or one of its subsidiaries as of June 25, 1998. The "five-year 'cliff' vesting period with a performance acceleration provision" shall mean that an Option shall vest in its entirety on the fifth anniversary of the date of its grant; however, the vesting of the Option may be accelerated to the third or fourth anniversary of the date of its grant if the Company's cumulative annual growth rate of the fair market value of the Stock (which value shall include the value of any cash or property dividend paid on the Stock) equals at least fifteen percent (15%) as of such anniversary date(s), as measured by appraisal or other evidence deemed reasonably conclusive by the Board of Directors.

          (c) Payment for Shares. The Agreement shall state that Stock purchased pursuant to the Option shall be paid for in full at the time of exercise in cash; provided, however, that the Committee may permit a Participant in lieu of part or all of the cash payment, to make payment in shares of Stock already owned by him and held for at least six months, valued at Fair Value on the date of exercise, as partial or full payment of the Option price.

          (d) Rights upon Termination of Employment. Except as may be expressly provided in the Agreement, Options shall terminate upon the termination of the Participant's employment with the Company and all affiliates.

          (e) Repurchase. Shares of Stock purchased under the Amended and Restated Plan shall be subject to repurchase by the Company on such terms and conditions as may be set forth in the Agreement.

     8. Incentive Stock Options. Notwithstanding anything in the Amended and Restated Plan to the contrary, to the extent required from time to time by the
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), the following additional provisions shall apply to the grant of Options which are intended to qualify as incentive stock options (as such term is defined in Section 422A of the Code) ("Incentive Stock Options"):

          (a) Option Price. The Agreement shall state that the purchase price per share of Stock deliverable upon the exercise of an Incentive Stock Option shall not be less than the Fair Value of the Stock on the date the Option is granted (110% of such Fair Value in the case of an Incentive Stock Option granted to a 10% stockholder of the Company within the meaning of Section 422A(c)(6) of the Code).

          (b) Limitations. The aggregate Fair Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may be subsequently specified
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by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed not to be Incentive Stock Options.

          (c) Expiration. All Incentive Stock Options granted after the effective date hereof must be granted within ten years from the earlier of the date on which this Amended and Restated Plan was adopted by the Board of Directors or the date this Amended and Restated Plan was approved by the stockholders of the Company. Unless exercised, terminated or canceled sooner, all Incentive Stock Options shall expire no later than ten years after the date of grant.

          (d) Section 422A. Any Incentive Stock Option authorized under the Amended and Restated Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options.

     9. Restricted Stock. The Committee, at any time and from time to time, may award shares of Restricted Stock under the Amended and Restated Plan to such Participants in such amounts as it shall determine. Each award of Restricted Stock shall be in writing in such form as the Committee shall approve from time to time, which writing shall, among other provisions approved by the Committee, incorporate therein by reference all of the terms and provisions of the Amended and Restated Plan and contain in substance the following terms and conditions:

          (a) Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time ("Period of Restriction") as shall be determined by the Committee and shall be specified in the Restricted Stock award, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock award.

          (b) Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Amended and Restated Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Effective June 25, 1998, with respect to Special Shares, the Committee shall grant only restricted stock awards with five-year "cliff" vesting periods to its executive officers and key employees holding an office of, or employed by, the Company or one of its subsidiaries as of June 25, 1998. The "five-year 'cliff' vesting period" means that a Restricted Stock award shall completely vest on the fifth anniversary of the date of the award.

          (c) Voting Rights. Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares during the Period of Restriction.

          (d) Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same
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restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

          (e) Termination of Employment. The award shall set forth the effects of termination of employment during the Period of Restriction upon the Restricted Stock and shall provide for the forfeiture and return of such Stock to the Company in such circumstances as the Committee shall determine to be appropriate.

     10. Rights of a Stockholder. No Participant shall have any rights as a stockholder with respect to any shares of Stock unless and until legended certificates for such shares of Stock are issued.

     11. Rights to Terminate Employment. Nothing in the Amended and Restated Plan or in any Agreement entered into pursuant to the Amended and Restated Plan shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary of the Company, including the Bank, or affect any right which the Company or such subsidiary may have to terminate the employment of such Participant.

     12. Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Amended and Restated Plan, the Company shall have the right to require the recipient to remit in cash (or with the consent of the Committee, shares of Stock previously owned by the Participant or issuable in connection with the award) to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

     13. Non-Assignability. Any award granted under the Amended and Restated Plan shall not be assignable or transferable by the Participant, except as may otherwise be expressly provided in the Agreement.

     14. Non-Uniform Determinations. The Committee's determinations under the Amended and Restated Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Amended and Restated Plan, whether or not such persons are similarly situated.

     15. Adjustments. In the event of any change in the outstanding shares of Stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall adjust the number of shares of Stock which may be issued under the Amended and Restated Plan and shall provide for an equitable adjustment of any outstanding Option or shares issuable pursuant to an outstanding award under this Amended and Restated Plan.

     16. Amendment; Termination. The Board of Directors of the Company may amend or terminate the Amended and Restated Plan at any time, except that such termination or amendment
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of the Amended and Restated Plan shall not, without the consent of a
Participant, adversely affect a Participant's rights under any Option or other award previously granted. Any amendment which increases the number of shares of Stock for which awards may be awarded or which changes the class of persons eligible to receive awards shall be subject to approval of the stockholders within 12 months prior to or after the effective date of such amendment.

     17. Effect on Other Plans. Participation in this Amended and Restated Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any other subsidiary of the Company, including the Bank, and any award granted pursuant to this Amended and Restated Plan shall not be used in determining the benefits provided under any other plan of the Company or an Affiliate unless specifically provided.

     18. Duration of the Amended and Restated Plan. The Amended and Restated Plan shall remain in effect until all Options granted under the Amended and Restated Plan have been satisfied by the issuance of shares or the payment of cash, but no Option shall be granted more than ten years after the effective date of the Amended and Restated Plan.

     19. Indemnification. Each person who is or shall have been a member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Amended and Restated Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     20. Governing Law. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Participants with respect to Options or Restricted Stock awarded under the Amended and Restated Plan and all Agreements hereunder. All other questions concerning the construction, validity and interpretation of this Amended and Restated Plan and any agreements hereunder will be governed by the internal law, and not the law of conflicts, of the State of Illinois.
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                                    FORM OF
                                FIRST AMENDMENT
                                      TO
        PRIVATEBANCORP, INC.  AMENDED AND RESTATED STOCK INCENTIVE PLAN


     WHEREAS, PrivateBancorp Inc. (the "Company") maintains the PrivateBancorp Amended and Restated Stock Incentive Plan (the "Plan");

     WHEREAS, it is now deemed desirable and in the best interest of Plan participants to further amend the Plan, such amendments provided for herein to be effective upon consummation of the Company's initial public offering;

     NOW, THEREFORE, pursuant to the power reserved to the Board of Directors of the Company by paragraph 16 of the Plan, the Plan be and it hereby is amended, effective as of such date, as follows:

     1.   By substituting the following for paragraph 4 of the Plan:

          "4. Shares Subject to Amended and Restated Plan. The aggregate number of shares of common stock, without par value, of the Company ("Stock") for which awards may be granted pursuant to this Amended and Restated Plan shall not at any time exceed 673,023 shares of Stock, which number shall be adjusted under the provisions of Paragraph 15; the aggregate number of shares of Stock for which Incentive Stock Options (as defined in paragraph 8) may be granted pursuant to this Plan shall not exceed 673,023 shares of Stock, which number shall be adjusted under the provisions of paragraph 15."

     2.   By adding the following to the end of paragraph 6 of the Plan:
          "The maximum aggregate number of shares that may be subject to awards granted under the Plan to any one individual in any given calendar year shall not exceed 100,000 shares, which number shall be adjusted under the provisions of paragraph 15."

     3.   By substituting the following for subparagraph 8(a) of the Plan:

          "(a) Option Price. The Agreement shall state that the purchase price per share of Stock issuable upon the exercise of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock (without regard to restrictions on the stock other than restrictions that will never lapse) on the date the Option is granted (110% of such Fair Market Value in the case of an Incentive Stock Option granted to a 10% stockholder of the Company within the meaning of Section 422A(c)(6) of the Code)."



     4. By re-numbering subparagraph 8(d) as paragraph 8(e) and adding the following as subparagraph 8(d) of the Plan:

          "(d) Exercise of Option. In the case of an Incentive Stock Option granted to a 10% stockholder of the Company within the meaning of 422A(c)(6) of the Code, the Agreement shall state the Incentive Stock Option is subject to a five-year 'cliff' vesting period."
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     5.   By adding the following to the end of the renumbered subparagraph 8(e)
of the Plan:

          "If an optionee's employment with the Company terminates for any reason, and such optionee holds Incentive Stock Options under an Agreement that expressly provides that such options terminate upon a date later than the date of termination of the Participant's employment, such Incentive Stock Options must be exercised no later than the earlier of (i) the date three months after the date of termination of employment, or (ii) the original ending date of the exercise period."

     6.   By substituting the following for paragraph 13 of the Plan:

          "13. Non-Assignability. Any stock option or restricted stock award granted under the Amended and Restated Plan shall not be assignable or transferrable by the Participant, except by will or the laws of descent or distribution. During the life of the Participant, stock options are exercisable only by the Participant."